UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

JPMorgan Trust I

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Outbound Call Script

Hello, my name is (CSR FULL NAME). May I please speak with (SHAREHOLDER’S FULL NAME)?

(Repeat the greeting if necessary)

I am calling on a recorded line regarding your current investment in the JPMorgan National Municipal Income Fund. Materials were sent to you for the upcoming Special Meeting of Shareholders scheduled for July 30, 2025. We have not yet received your vote. The Board of Trustees recommends a vote IN FAVOR of the proposal. Would you like to vote along with their recommendation?

(Pause for response)

If YES:

If we identify any additional accounts before the meeting, would you like to vote them the same way as today?

(Proceed to confirming the vote)

If NO or the shareholder hasn’t received the info:

The JPMorgan National Municipal Income Fund currently operates as an open-end mutual fund. It is proposed that, subject to shareholder approval, the Fund be reorganized into the JPMorgan Municipal ETF, an existing ETF. Although the JPMorgan Municipal ETF operates as an exchange-traded fund, it has similar investment objectives, investment policies, and investment strategies to your current Fund.

There are certain benefits associated with the ETF structure which your Fund’s investment advisor, J.P. Morgan Investment Management, Inc. believes will better serve your interests, including lower net expenses.

The Board recommends a vote IN FAVOR of the proposal. Would you like to vote along with their recommendation?

(Pause for response and address any questions)

If the shareholder still chooses not to vote:

I understand. Thank you and have a good day.

If the shareholder is unavailable:

We can be reached toll-free at 833-876-7363, Monday to Friday, 10:00 AM to 11:00 PM Eastern. Thank you and have a good day.

Confirming the vote:

I am recording your vote (recap voting instructions).

For confirmation, please state your full name. (Pause)

According to our records, you reside in (city, state, zip). (Pause)

To confirm your address for the letter, please state your street address. (Pause)

Thank you. You will receive written confirmation in 3 to 5 business days. Please review and retain it. If you have questions, call the toll-free number in the letter. Your vote is important and appreciated. Have a good (morning/afternoon/evening).

Outbound Voicemail Script

Hello.

I am calling on behalf of your current investment in the JPMorgan National Municipal Income Fund.

The Special Meeting of Shareholders is scheduled to take place on July 30, 2025. All shareholders are being asked to consider and vote on an important matter. As of today, your vote has not been registered.

Your vote is important.

Please contact us as soon as possible, toll-free at 833-876-7363, Monday through Friday between the hours of 10:00AM and 11:00PM Eastern time to cast your vote.

Thank you and have a good day.